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                                                                  Exhibit 10.5.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT

       This AMENDMENT TO EMPLOYMENT AGREEMENT (the "AMENDMENT") is entered into as of the 19th day of June, 2000, by and between APCOA/STANDARD PARKING, INC., a Delaware corporation (the "COMPANY"), and Michael K. Wolf (the "EXECUTIVE").

                                    RECITALS:

       A. Standard Parking, L.P., a Delaware limited partnership ("SPLP") and the Executive are parties to a certain Employment Agreement dated as of March 26, 1998 (the "EMPLOYMENT AGREEMENT"). The Company is the successor to the rights and obligations of SPLP under the Employment Agreement. Pursuant to the Employment Agreement, Executive currently serves, among other things, as Associate General Counsel for the Company.

       B. The parties intend that the Executive be indemnified and held harmless by the Company to the fullest extent permitted by law, and that the costs and expenses associated with the defense of any claim or action be advanced to Executive as incurred.

       C. The Company and the Executive desire to amend the Employment Agreement to clearly evidence the Executive's right to indemnification for, inter alia, all past, present and future legal services provided for, and on behalf of, the Company pursuant to the Employment Agreement.

       NOW, THEREFORE, in consideration of the Recitals, the mutual promises herein contained, and the sum of Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

       1. The following new section (f) shall be added to Paragraph 3 of the Employment Agreement:

              "(f) INDEMNIFICATION. The Company shall indemnify and hold the Executive harmless to the fullest extent permitted by law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to the amendment), against any and all expenses, costs, liabilities, losses, judgments, fines, attorney's fees, penalties, ERISA taxes, excise taxes, and amounts paid, or to be paid, in settlement, reasonably incurred or suffered by the Executive in connection with or arising out of any threatened, pending or contemplated action, suit or proceeding, whether civil or criminal, administrative or investigative, to which the Executive is a party or is threatened to be made a party by reason of his service at any time as an employee, agent, officer or director of the Company, including but not limited to in respect of all legal services the Executive provided for and on behalf of the Company. The Company shall, upon written request by the Executive, promptly advance to the Executive all such expenses and costs incurred, accrued or reasonably expected to be incurred in connection with the defense of the Executive in any such proceeding, as such expenses are incurred by the Executive, provided, however, that the Executive shall (i) reasonably cooperate with the Company concerning such action, suit or proceeding, and (ii)

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              repay such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interest of the Company."

       2. Except to the extent expressly modified above, the Employment Agreement shall remain unchanged and in full force and effect in accordance with its terms.

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


       APCOA/STANDARD PARKING, INC.,
       a Delaware corporation


       By:      /s/ Myron Warshauer
          ------------------------------------
       Its:
           -----------------------------------


                /s/ Michael K. Wolf
       ---------------------------------------
                MICHAEL K. WOLF


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